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                    1st FRANKLIN FINANCIAL CORPORATION

                            INDEX TO EXHIBITS


Exhibit No.                                                    Page No.
- ----------                                                     -------
     19      Quarterly Report to Investors for
               the Six Months Ended June 30, 1996 .......         4

     27      Financial Data Schedule.....................        13

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